Lonestar Resources US, Inc. Eagle Ford Shale Acquisition May 30, 2017 Ex-99.2

Forward-Looking Statements Safe Harbor & Disclaimer Lonestar Resources US, Inc. cautions that this presentation (including oral commentary that accompanies this presentation) contains forward-looking statements, including, but not limited to, statements about our business strategy and operations; discovery and development of crude oil, natural gas liquid (“NGL”) and natural gas reserves; drilling and completion of wells; and cash flows, liquidity, and availability and terms of capital. These statements involve substantial known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: volatility of oil, natural gas and NGL prices, and potential write-down of the carrying values of crude oil and natural gas properties; inability to successfully replace proved producing reserves; substantial capital expenditures required for exploration, development and exploitation projects; potential liabilities resulting from operating hazards, natural disasters or other interruptions; risks related using the latest available horizontal drilling and completion techniques; uncertainties tied to lengthy period of development of identified drilling locations; unexpected delays and cost overrun related to the development of estimated proved undeveloped reserves; concentration risk related to properties, which are located primarily in the Eagle Ford Shale of South Texas; loss of lease on undeveloped leasehold acreage that may result from lack of development or commercialization; inaccuracies in assumptions made in estimating proved reserves; our limited control over activities in properties Lonestar does not operate; potential inconsistency between the present value of future net revenues from our proved reserves and the current market value of our estimated oil and natural gas reserves; risks related to derivative activities; losses resulting from title deficiencies; risks related to health, safety and environmental laws and regulations; additional regulation of hydraulic fracturing; reduced demand for crude oil, natural gas and NGLs resulting from conservation measures and technological advances; inability to acquire adequate supplies of water for our drilling operations or to dispose of or recycle the used water economically and in an environmentally safe manner; climate change laws and regulations restricting emissions of “greenhouse gases” that may increase operating costs and reduce demand for the crude oil and natural gas; fluctuations in the differential between benchmark prices of crude oil and natural gas and the reference or regional index price used to price actual crude oil and natural gas sales; and the other important factors discussed under the caption “Risk Factors” in our Registration Statement on Form 10, as amended and filed with the Securities and Exchange Commission, or the SEC, on June 9, 2016, as well as other documents that we may file from time to time with the SEC. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this presentation represent our views as of the date of this presentation. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this presentation. This presentation also contains estimates and other statistical data made by independent parties and by us relating to well performance, finding and development costs, recycle ratio and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. Lonestar Resources US, Inc. cautions that this presentation (including oral commentary that accompanies this presentation) contains forward-looking statements, including, but not limited to, statements about performance expectations related to our assets and technical improvements made thereto; drilling and completion of wells; and other statements regarding our business strategy and operations. These statements involve substantial known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: volatility of oil, natural gas and NGL prices, and potential write-down of the carrying values of crude oil and natural gas properties; inability to successfully replace proved producing reserves; substantial capital expenditures required for exploration, development and exploitation projects; potential liabilities resulting from operating hazards, natural disasters or other interruptions; risks related using the latest available horizontal drilling and completion techniques; uncertainties tied to lengthy period of development of identified drilling locations; unexpected delays and cost overrun related to the development of estimated proved undeveloped reserves; concentration risk related to properties, which are located primarily in the Eagle Ford Shale of South Texas; loss of lease on undeveloped leasehold acreage that may result from lack of development or commercialization; inaccuracies in assumptions made in estimating proved reserves; our limited control over activities in properties Lonestar does not operate; potential inconsistency between the present value of future net revenues from our proved reserves and the current market value of our estimated oil and natural gas reserves; risks related to derivative activities; losses resulting from title deficiencies; risks related to health, safety and environmental laws and regulations; additional regulation of hydraulic fracturing; reduced demand for crude oil, natural gas and NGLs resulting from conservation measures and technological advances; inability to acquire adequate supplies of water for our drilling operations or to dispose of or recycle the used water economically and in an environmentally safe manner; climate change laws and regulations restricting emissions of “greenhouse gases” that may increase operating costs and reduce demand for the crude oil and natural gas; fluctuations in the differential between benchmark prices of crude oil and natural gas and the reference or regional index price used to price actual crude oil and natural gas sales; and the other important factors discussed under the caption “Risk Factors” in our Registration Statement on Form 10, as amended and filed with the Securities and Exchange Commission, or the SEC, on June 9, 2016, as well as other documents that we have filed and may file from time to time with the SEC. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this presentation represent our views as of the date of this presentation. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this presentation. This presentation also contains estimates and other statistical data made by independent parties and by us relating to well performance, finding and development costs, recycle ratio and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

Company Profile- March 31, 2017 1Q17 Production 1As of 3/31/16 2 YE16 Reserves @ NYMEX Strip 12/31/2016 and in U.S. dollars Note: Company has 28,655 net acres in the Williston Basin with 65% average WI Please see the reserves disclosures at the end of this presentation Proved Reserves PV-10 Value Eastern Central Western Engineered Acreage Non-Engineered Acreage 5,266 Boe/d 44.9 MMBoe $382 MM Wildcat B1H 2,162 Boe/d

Acquisition Overview

Transaction Summary

- On May 30th, LONE announced a $116.6 million acquisition of 30,219 gross acres in Karnes, Gonzales, Fayette, Lavaca and DeWitt Counties.
- The acquisition consideration includes:
  - $105 million cash
  - 2.6 million shares of LONE Class A common stock to the Sellers
- The cash portion of the acquisition and associated fees will be funded with:
  - $80 million Series A Convertible Preferred issued at closing
  - $25 million of Senior Secured Credit Facility

Asset Highlights

- 30,219 gross / 21,238 net acres in the Eagle Ford Shale
  - 70% average working interest
  - 94% Held by Production
  - 14,767 gross / 9,626 net acres are associated with undeveloped drilling locations.
  - *Increases LONE's Eagle Ford Shale holdings by 59% to 57,330[1] net acres*
- 1Q17 Production of 2,052 Boe/day on Acquired Assets
  - 75% crude oil / 14% natural gas liquids / 11% natural gas
  - *Increases LONE's net production by 39% to 7,318 Boe/day*
- Asset Increase Proforma 2016 EBITDAX by 33% from $56.8 million to $75.3 million.
  - Increases proforma 1Q17 EBITDAX by 41% from $11.5 million to $16.3 million
- Proved Reserves[2] of 31.4 MMBOE on acquired assets
  - 81% crude oil and 10% natural gas liquids, 9% natural gas
  - 6.3 MMBOE Proved Developed Producing
  - 25.1 MMBOE Proved Undeveloped Producing
  - *Increases LONE's Proved reserves by 70% to 76.3 MMBOE*
- PV-10 of Proved Reserves[2] $260.4 million on acquired assets
  - PDP PV-10- $82.4 million
  - PUD PV-10- $178.0 million
  - *Increases PV-10 of LONE's Proved reserves by 68% to $642.4 MMBOE*

Asset Overview



LONE
Acquired
Gonzales
Lavaca
De Witt

Proforma Production (for 3 mos. ended 3/31/17)

Product	Lonestar	Acquisition	Proforma
Crude Oil (bbls/d)	3,250	1,549	4,799
NGL's (bbls/d)	927	287	1,214
Natural Gas (Mcf/d)	6,528	1,295	7,823
Total (Boe/d)	5,266	2,052	7,318

[1] *Lonestar acreage as of 3/31/17*
[2] *YE16 Reserves @ NYMEX Strip 12/31/2016 and in U.S. dollars.*
**Please see the reserves disclosures at the end of this presentation*

4

Transformational Acquisition For Lonestar Adds Significant Scale Adds 21,238 net acres in the Eagle Ford Shale, increases Eagle Ford Shale leasehold1 by 59% Increases production by 39% to 7,318 Boe/day with modest incremental overhead Increases drilling inventory by 70% to 263 total locations1 Increases Proved reserves2 by 70% to 76.3 MMBOE Increased Proved PV-102 by 68% to $642.4 million High Quality Assets in Core Area For Lonestar On-trend with Lonestar’s existing Cyclone and Harvey Johnson properties Provided entry for LONE into Karnes County, doubles net acres in Gonzales County Core development opportunities offset wells with IP’s of 1,500 to 3,000 Boe/day Large contiguous acreage blocks in Fayette & Lavaca County, with opportunities for cost reduction and improved margins Heightened Asset Quality, Reduced Capital Intensity Adds 21,238 net acres, 94% of which is Held by Production, providing enhanced discretion for capital spending Increases LONE’s percentage of acreage which is HBP’d from 76% to 83% Assets generated LTM EBITDAX3 of $20 million through 3/31/17 89% of acquired production will be operated by LONE, allowing operational control Financed for Significant Balance Sheet Improvement Funded with $80 MM Convertible Preferred Purchase price includes 2.6 million shares of LONE Class A common stock Modified Debt / EBITDAX Covenant in Senior Secured Facility Improves Debt / EBITDAX 3from 3.9x to 3.2x Positions LONE for refinancing of 8 ¾% Senior Unsecured Notes due April 2019 Additional Upside Upper Eagle Ford potential on Karnes & Gonzales County acreage Tack-on acquisition potential to lengthen laterals Fayette & Lavaca County properties were initially developed prior to the advent of high-concentration fracture stimulations and advanced geo-steering Significant Austin Chalk potential across entirety of acquired leasehold Negotiated transactions in core of the Eagle Ford Shale 1As of 3/31/17 2YE16 Reserves @ NYMEX Strip 12/31/2016 and in U.S. dollars 3 Last twelve months as of 3/31/17 Please see the reserves disclosures at the end of this presentation

Karnes / Gonzales County Assets Lonestar Leasehold Eagle Ford Well (Modern Completion) Eagle Ford Well (Vintage Completion) LEGEND Karnes Gonzales 1,888 bopd 1,417 #/ft 1,966 bopd 1,445 #/ft 2,162 bopd 1,498 #/ft 1,991 bopd 1,530 #/ft 1,655 bopd 2,086 #/ft 546 bopd 773 #/ft 747 bopd 1,116 #/ft 816 bopd 1,211 #/ft 1,766 bopd 1,566 #/ft 132 bopd 890 #/ft 1,601 bopd 1,004 #/ft 647 bopd 1,069 #/ft 1,145 bopd 1,505 #/ft 1,965 bopd 1,966 #/ft 2,698 bopd 2,417 #/ft 2,435 bopd 2,554 #/ft 887 bopd 927 #/ft 2,904 bopd 2,513 #/ft 1,796 bopd 2,410 #/ft 1,157 bopd 692 #/ft 1,047 bopd 1,115 #/ft Lonestar has acquired leasehold in Karnes & Gonzales Counties, where modern completion techniques have yielded outstanding production results Source: Texas Railroad Commission

Acquisition Structure and Financing Overview Proforma Capitalization Key Transaction Details Sources and Uses- Summary (1) LONE reported EBITDAX for the 12 months ended 3/31/17; announced acquisition EBITDAX for the 12 months ended 3/31/17. (2) Assumes interest expenses based on 12% on second lien notes, 8.75% on senior unsecured notes and 3.5% on the credit facility (3) LONE reported production for the 3 months ended 3/31/17; announced acquisition production for the 3 months ended 3/31/17 (4) Credit Metrics assume 100% equity treatment for the Series A Convertible Preferred $116.6 million acquisition consideration: $105 million cash $12 million LONE Class A common stock The cash portion of the acquisition and associated fees will be funded with: $80 million Series A Convertible Preferred issued at closing $25 million of Senior Secured Credit Facility Retire $17 million of remaining second lien notes paid with borrowings from senior secured credit facility Senior Secured Credit Facility’s borrowing base to increase to $160 million

Company Profile- Proforma 1Q17 Production 1As of 3/31/17 2 YE16 Reserves @ NYMEX Strip 12/31/2016 and in U.S. dollars Note: Company has 28,655 net acres in the Williston Basin with 65% average WI Please see the reserves disclosures at the end of this presentation Proved Reserves PV-10 Value Eastern Central Western Engineered Acreage Acquisition Acreage Non-Engineered Acreage 7,318 Boe/d 76.3 MMBoe $382 MM $642 MM 44.9 MMBoe 5,266 Boe/d 39% 70% 68%

LONE Convertible Preferred Equity Summary Terms Issuer Lonestar Resources US, Inc. (NASDAQ: LONE) Initial Purchaser Chambers Energy Capital, III, L.P. Amount $80 million Security Series A Convertible Preferred Stock OID 2.25% Dividend 9.0%, payable in cash, or PIK at LONE’s option for up to 12 quarters; any PIK thereafter increases by 5.0% Optional Conversion by Holder Convertible any time after stockholder vote at $6.00/share (“Conversion Price”), which represents ~45% premium to 20-day VWAP(1) Optional Conversion / Redemption by Company Company can force conversion if LONE VWAP equals/exceeds the following for any 20 out of 30 consecutive trading days: Years 1 & 2: 200% of Conversion Price (i.e., $12.00/share) Year 3: 175% of Conversion Price (i.e., $10.50/share) Year 4+: 150% of Conversion Price (i.e., $9.00/share) Company can redeem for cash in amount equal to: Year 3: 1.1x of Par Value ($88 MM + PIK dividends) Year 4: 1.05x of Par Value ($84 MM + PIK dividends) Year 5+: 1.0x of Par Value ($80 MM + PIK dividends) Mandatory Conversion If Shareholder Approval not obtained by 7th anniversary, if trailing 20-day VWAP is (i) greater than Conversion Price, then Preferreds converted at Conversion Price, or (ii) less than Conversion Price, then, at Company’s option, Preferred dividend increases to 20% payable monthly in cash or Preferreds exchanged for unsecured note with 2-year maturity and 9% coupon (payable semi-annually in cash). Debt terms substantially similar to most current high yield indenture at the time. Corporate Governance One board appointment; one observer (which observer will be nominated as a director after 1 year), pursuant to certain ownership tests Consent Rights Standard, plus incurrence test of Debt / EBITDAX in excess of 4.5x trailing 12-month EBITDAX through Dec. 31, 2017, then 4.0x thereafter (1) VWAP as of May 24, 2016

Non-GAAP Reconciliation Reconciliation of Non-GAAP Financial Measures   Adjusted EBITDAX Adjusted EBITDAX is not a measure of net income as determined by GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDAX as net (loss) income before depreciation, depletion, amortization and accretion, exploration costs, non-recurring costs, (gain) loss on sales of oil and natural gas properties, impairment of oil and gas properties, stock-based compensation, interest expense, income tax (benefit) expense, rig standby expense, other income (expense) and unrealized (gain) loss on derivative financial instruments and unrealized (gain) loss on warrants.   Management believes Adjusted EBITDAX provides useful information to investors because it assists investors in the evaluation of the Company’s operating performance and comparison of the results of the Company’s operations from period to period without regard to its financing methods or capital structure. The Company excludes the items listed above from net income in arriving at Adjusted EBITDAX to eliminate the impact of certain non-cash items or because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. The Company’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies.   The following table presents a reconciliation of Adjusted EBITDAX to the GAAP financial measure of net income (loss) for each of the periods indicated. (1) Represents a non-recurring cost associated with a rig contract that expired in July 2016. (2) Non-recurring costs consist of General and Administrative Expenses related to the re-domiciliation to the NASDAQ.

Glossary •“bbl” means barrel of oil. • bbls/d means the number of one stock tank barrel, or 42 US gallons liquid volume of oil or other liquid hydrocarbons per day. “Boe” means barrels of oil equivalent, with 6,000 cubic feet of natural gas being equivalent to one barrel of oil. •Boe/d means barrels of oil equivalent per day. “scf” means standard cubic feet. •“btu” means British thermal units. •“M” prefix means thousand. •“MM” prefix means million. •“B” prefix means billion. •“NGL” means Natural Gas Liquids– these products are stripped from the gas stream at 3rd party facilities remote to the field. •“TEV” means total enterprise value •“LTM” means last twelve months •“NTM” means next twelve months •“HBP” means held by production •“EPS” means earnings per share • “Mcf/d” means thousand cubic feet of natural gas per day • “IRR” means our internal rate of return, calculates the interest rate at which the net present value of all the cash flows (both positive and negative) from a project or investment equal zero • “EUR” means gross estimated ultimate recoveries for a single well Note: One Boe is equal to six Mcf of natural gas or one Bbl of oil or NGLs based on an industry-standard approximate energy equivalency. This is a physical correlation and does not reflect a value or price relationship between the commodities.